Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our reports dated May 16, 1997 on the financial statements of Westell Technologies, Inc. and Subsidiaries (and to all references to our Firm) included in or made part of this Form 10-K, into the Company's previously filed Registration Statement File No. 33-99914.



                                   ARTHUR ANDERSEN LLP


Chicago, Illinois
June 27, 1997